                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               -------------------


                           DATE OF REPORT: MAY 9, 1996


                               -------------------

                              CHECKFREE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                               -------------------

    Delaware                         0-26802                     31-1013521
    --------                         -------                     ----------
(STATE OR OTHER               (COMMISSION FILE NO.)      (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)
                               -------------------

                             8275 North High Street
                              Columbus, Ohio 43235
                                 (614) 825-3000

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                               -------------------


                                 Not Applicable

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                               -------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 21, 1996, Checkfree Corporation, a Delaware corporation ("Checkfree"), ISC Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Checkfree ("ISC Acquisition"), and Security APL, Inc., an Illinois corporation ("Security"), entered into an Agreement and Plan of Merger, dated as of March 21, 1996, as amended (the "Merger Agreement"), whereby ISC Acquisition would be merged with and into Security with Security being the surviving entity as a wholly owned subsidiary of Checkfree (the "Acquisition"). Under the terms of the Merger Agreement, Checkfree agreed to acquire the stock of Security in exchange for common stock, $.01 par value, of Checkfree (the "Common Stock"). The Acquisition was completed on May 9, 1996. The total consideration paid by Checkfree was $53,307,815. Pursuant to the terms of the Merger Agreement, 2,805,652 shares of the Common Stock were issued, based upon an average stock price of $19.00 per share. Security is a full service provider of fully integrated, customized portfolio management software services, including performance measurement, trading and reporting for over 180 Institutional Money managers, along with brokers, financial planners and banks. Security handles nearly 300,000 professional portfolios and hundreds of thousands of trades per day.

         Checkfree's Board of Directors approved the issuance of the additional 2,805,652 shares on March 21, 1996. The shares of Common Stock received by the stockholders of Security are not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         The transaction was accomplished through arms-length negotiations between Checkfree's management and Security's management. Security's stockholders approved the Acquisition on May 6, 1996. There was no material relationship between the stockholders of Security and Checkfree or any of Checkfree's affiliates, any of Checkfree's directors or officers, or any associate of any such Checkfree director or officer, prior to this transaction.

         Checkfree's press release issued May 9, 1996 regarding the consummation of the Acquisition is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

             The following are the financial statements of Security APL, Inc. as audited by its independent auditors for the periods reflected therein:

[ERNST&YOUNG LLP LOGO]    - SEARS TOWER                - PHONE: 312 879 2000
                            233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606-6301



                         Report of Independent Auditors

Board of Directors
Security APL

We have audited the accompanying balance sheets of Security APL as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security APL at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                 /s/ Ernst & Young LLP


April 19, 1996

                                  Security APL

                                 Balance Sheets

                                                                      DECEMBER 31
                                                                  1995          1994
                                                               ------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                   $  463,470   $   893,084
   Investments                                                  2,586,091     1,692,336
   Trade accounts receivable and other (net of allowance for
     doubtful accounts of $128,439 in 1995 and $0 in 1994)      1,482,026     1,475,769
   Refundable state income taxes                                   35,928          --
                                                               ------------------------
Total current assets                                            4,567,515     4,061,189
Equipment, net                                                  3,211,390     3,519,739
Other assets:
   Capitalized software costs, net                                408,851       146,126
   Receivable due from related party                              115,630        10,187
   Investments, net of unrealized loss of $11,886 in 1994       1,197,745       798,454
   Deposits                                                        69,996        54,198
   Other                                                           80,820        20,862
                                                               ------------------------
Total other assets                                              1,873,042     1,029,827
                                                               ------------------------
                                                               $9,651,947   $ 8,610,755
                                                               ========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            $  142,372   $   249,507
   Accrued liabilities                                            324,861       293,562
   State income taxes payable                                        --          32,333
   Other current liabilities                                         --          12,125
                                                               ------------------------
Total current liabilities                                         467,233       587,527

Stockholders' equity:
   Common stock - 1,000,000 and 1,000 shares authorized in
     1995 and 1994, respectively, no par value, $.67
     stated value and $3.33 stated value in 1995 and 1994,
     respectively; 3,885 and 777 shares issued and
     outstanding in 1995 and 1994, respectively                     2,590         2,590
   Additional paid-in capital                                     610,129       610,129
   Retained earnings                                            8,571,995     7,422,395
   Unrealized losses on available-for-sale securities                --         (11,886)
                                                               ------------------------
Total stockholders' equity                                      9,184,714     8,023,228
                                                               ------------------------
                                                               $9,651,947   $ 8,610,755
                                                               ========================

See accompanying notes.

                                  Security APL

                            Statements of Operations


                                                 YEAR ENDED DECEMBER 31
                                             1995          1994          1993
                                         ---------------------------------------
Revenues                                 $15,670,289   $15,427,460   $12,801,262

Expenses:
   Processing and servicing                7,757,054     6,859,099     5,637,495
   Research and development                1,899,085     1,585,208     1,191,588
   Sales and marketing                     1,972,488     1,711,261     1,467,718
   General and administrative              2,142,556     1,433,199     1,106,751
                                         ---------------------------------------
   Total expenses                         13,771,183    11,588,767     9,403,552
                                         ---------------------------------------
Income from operations                     1,899,106     3,838,693     3,397,710

Investment and dividend income               200,644        88,295        75,553
                                         ---------------------------------------
Income before state income tax expense     2,099,750     3,926,988     3,473,263
State income tax expense                      95,450       198,820       136,530
                                         ---------------------------------------
Net income                               $ 2,004,300   $ 3,728,168   $ 3,336,733
                                         =======================================


See accompanying notes.

                                  Security APL

                       Statements of Stockholders' Equity

                                             NUMBER OF                                      UNREALIZED
                                             SHARES OF COMMON    ADDITIONAL                  LOSSES ON        TOTAL
                                              COMMON   STOCK      PAID-IN        RETAINED  AVAILABLE-FOR-  STOCKHOLDERS'
                                              STOCK    AT PAR     CAPITAL        EARNINGS  SALE SECURITIES    EQUITY
                                            ---------------------------------------------------------------------------
Balance at December 31, 1992                   777    $ 2,590    $ 610,129      $ 3,149,024    $(97,772)   $ 3,663,971
Net income                                      --         --           --        3,336,733          --      3,336,733
Dividend distributions                          --         --           --         (722,968)         --       (722,968)
Repurchase of common stock                      (8)       (27)     (34,216)              --          --        (34,243)
Issuance of common stock                         8         27       34,216               --          --         34,243
Change in unrealized losses on available-
  for-sale securities                           --         --           --               --      24,500         24,500
                                            ---------------------------------------------------------------------------
Balance at December 31, 1993                   777      2,590      610,129        5,762,789     (73,272)     6,302,236
Net income                                      --         --           --        3,728,168          --      3,728,168
Dividend distributions                          --         --           --       (2,068,562)         --     (2,068,562)
Change in unrealized losses on available-
 for-sale securities                            --         --           --               --      61,386         61,386
                                            ---------------------------------------------------------------------------
Balance at December 31, 1994                   777      2,590      610,129        7,422,395     (11,886)     8,023,228
Net income                                      --         --           --        2,004,300          --      2,004,300
Dividend distributions                          --         --           --         (854,700)         --       (854,700)
Repurchase of common stock                      (3)       (10)     (23,644)              --          --        (23,654)
Issuance of common stock                         3         10       23,644               --          --         23,654
Five-for-one stock split                     3,108         --           --               --          --             --
Change in unrealized losses on available-
  for-sale securities                           --         --           --               --      11,886         11,886
                                            ---------------------------------------------------------------------------
Balance at December 31, 1995                 3,885    $ 2,590    $ 610,129      $ 8,571,995    $     --    $ 9,184,714
                                            ===========================================================================


See accompanying notes

                                  Security APL

                            Statements of Cash Flows

                                                           YEAR ENDED DECEMBER 31
                                                      1995           1994          1993
                                                  -------------------------------------------
OPERATING ACTIVITIES
Net income                                        $ 2,004,300    $ 3,728,168    $ 3,336,733
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                  1,454,037      1,208,720        865,954
     Provision for uncollectible accounts             128,439           --             --
     Realized loss on investments, net                 16,155         29,091           --
     Change in certain assets and liabilities:
       Trade accounts receivable and other           (134,696)       (80,138)      (853,317)
       Receivable due from related party             (105,443)       (10,187)          --
       Deposits                                       (15,798)       (11,784)        20,597
       Other                                          (59,958)       (17,937)        (1,120)
       Accounts payable                              (107,135)       179,333         57,338
       Accrued liabilities                             31,299        (20,505)        33,349
       Other current liabilities                      (12,125)         8,625          3,500
       State income taxes payable                     (68,261)        (6,447)       (56,172)
                                                  -------------------------------------------
Net cash provided by operating activities           3,130,814      5,006,939      3,406,862

INVESTING ACTIVITIES
Equipment additions                                (1,029,379)    (1,265,031)    (2,513,272)
Capitalized software additions                       (379,034)      (159,410)          --
Purchase of investments                            (4,661,502)    (3,068,865)    (1,781,725)
Proceeds from maturities of investments             3,364,187      2,228,289      1,486,600
                                                  -------------------------------------------
Net cash used in investing activities              (2,705,728)    (2,265,017)    (2,808,397)

FINANCING ACTIVITIES
Dividend distributions                               (854,700)    (2,068,562)      (722,968)
Repurchase of common stock                            (23,654)          --          (34,243)
Issuance of common stock                               23,654           --           34,243
                                                  -------------------------------------------
Net cash used in financing activities                (854,700)    (2,068,562)      (722,968)
                                                  -------------------------------------------
Net (decrease) increase in cash and cash
   equivalents                                       (429,614)       673,360       (124,503)
Cash and cash equivalents at beginning of year
                                                      893,084        219,724        344,227
                                                  -------------------------------------------
Cash and cash equivalents at end of year          $   463,470    $   893,084    $   219,724
                                                  ===========================================

Supplemental disclosure of cash flow
    information:
     State income taxes paid                      $   163,711    $   205,267    $   192,702
                                                  ===========================================

See accompanying notes.

                                  Security APL

                          Notes to Financial Statements


1.  DESCRIPTION OF BUSINESS

Security APL (the Company) is a provider of fully integrated, customized portfolio management software services, including performance measurement, trade systems, and reporting systems for institutional investment managers. The Company has four offices located in Jersey City, New Jersey; Chicago, Illinois; Boston, Massachusetts; and San Diego, California.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments (consisting of United States government agency obligations) purchased with maturities of three months or less to be cash equivalents.

INVESTMENTS

The Company's investments consist primarily of United States government or government agency obligations. The Company classifies these investments as held-to-maturity securities in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment and dividend income. Interest on securities classified as held-to-maturity is included in investment and dividend income.

Marketable equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a separate component of shareholders' equity. Dividends on securities classified as available-for-sale are included in investment and dividend income.

                                  Security APL

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT

Equipment, consisting of computer equipment, software, and furniture and equipment, is stated at cost and depreciated over estimated useful lives ranging from three to five years under the straight-line method. Expenditures for normal repairs and maintenance are charged to expense as incurred.

CAPITALIZED SOFTWARE COSTS

The Company capitalizes all costs incurred subsequent to the establishment of technological feasibility of a project which will benefit future periods. Such costs are amortized under the straight-line method over the estimated useful life of the product, not exceeding three years. Accumulated amortization of software costs totaled $129,593 and $13,284 at December 31, 1995 and 1994, respectively. All other research and development expenditures are charged to research and development expense in the period incurred.

COMMON STOCK

On November 9, 1995, the Company's Board of Directors authorized a five-for-one common stock split and increased the authorized number of shares of common stock to 1,000,000.

In 1995 and 1993, the Company repurchased 3 and 8 shares, respectively, in the amounts of $23,654 and $34,243, respectively, and subsequently canceled such shares.

DISCLOSURES REGARDING FINANCIAL INSTRUMENTS

For all financial instruments, including cash and cash equivalents, receivables, and accounts payable, the carrying value is considered to approximate fair value of the respective instruments.

NEW ACCOUNTING STANDARDS

In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, management evaluates the recoverability of long-lived assets on an ongoing basis, taking into consideration such factors as recent operating results, projected cash flows, and plans for future operations. At December 31, 1995, there were no material impairments of the Company's assets.

                                 Security APL

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company has elected for federal income tax reporting to include its taxable income with that of its shareholders (an S corporation election). The provision for income taxes in the accompanying statements of operations and the income taxes refundable and payable in the accompanying balance sheets relate to state replacement tax obligations and obligations to states which do not recognize S corporation status.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

MAJOR CUSTOMER

Two customers accounted for approximately 13% and 10%, respectively, of revenues in 1995 and approximately 13% and 12%, respectively, of revenues in 1994. One of the customers accounted for approximately 18% of revenues in 1993. These same two customers accounted for approximately 11% and 8%, respectively, of the trade accounts receivable balance at December 31, 1995, and approximately 13% and 12%, respectively, of the trade accounts receivable balance at December 31, 1994.

EXPENSE CLASSIFICATION

PROCESSING AND SERVICING

Processing and servicing expenses consist primarily of data processing costs, customer service and technical support, and third-party transaction fees.

RESEARCH AND DEVELOPMENT

Research and development expenses consist primarily of salaries and consulting fees paid to software engineers and business development personnel.

                                 Security APL

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EXPENSE CLASSIFICATION (CONTINUED)

SALES AND MARKETING

Sales and marketing expenses consist primarily of salaries and commissions of sales employees and public relations costs.

GENERAL AND ADMINISTRATIVE

General and administrative expenses consist primarily of salaries for administrative, executive, financial control, and human resource employees.

3.  INVESTMENTS

The following is a summary of held-to-maturity securities as of December 31, 1995 and 1994:

                                                             HELD-TO-MATURITY SECURITIES
                                           ------------------------------------------------------------
                                                               GROSS           GROSS        APPROXIMATE
                                              AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                COST           GAINS           LOSSES          VALUE
                                           ------------------------------------------------------------
DECEMBER 31, 1995
Treasury notes                                $1,806,784        $26,355      $     565       $1,832,574
Treasury bills                                 1,758,893              -              -        1,758,893
Certificates of deposit                          218,159              -              -          218,159
                                           ============================================================
                                              $3,783,836        $26,355      $     565       $3,809,626
                                           ============================================================

                                                             HELD-TO-MATURITY SECURITIES
                                           ------------------------------------------------------------
                                                               GROSS           GROSS        APPROXIMATE
                                              AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                COST           GAINS           LOSSES          VALUE
                                           ------------------------------------------------------------
DECEMBER 31, 1994
Treasury notes                               $   798,454      $     367        $32,227      $   766,594
Treasury bills                                 1,462,383              -              -        1,462,383
Certificates of deposit                          204,953              -              -          204,953
                                           ============================================================
                                              $2,465,790      $     367        $32,227       $2,433,930
                                           ============================================================



                                 Security APL

3.  INVESTMENTS (CONTINUED)

The amortized cost and approximate market value of debt securities at December 31, 1995, by contractual maturity, are shown below.

                                                                    1995
                                                     ---------------------------------
                                                                         APPROXIMATE
                                                      AMORTIZED COST        MARKET
                                                                            VALUE
                                                     ---------------------------------
Due in one year or less                                    $2,586,091       $2,586,893
Due after one year through five years                       1,197,745        1,222,733
                                                     =================================
                                                           $3,783,836       $3,809,626
                                                     =================================

Purchases of held-to-maturity securities amounted to $4,627,100, $2,841,606, and $1,781,725 in 1995, 1994, and 1993, respectively. Maturities of held-to-maturity securities amounted to $3,309,054, $1,767,736, and $1,486,600 in 1995, 1994, and
1993, respectively. There were no sales or transfers from securities classified as held-to-maturity in 1995, 1994, or 1993.

The following is a summary of available-for-sale securities as of December 31, 1994:

                                                        AVAILABLE-FOR-SALE SECURITIES
                                    -----------------------------------------------------------------------
                                                           GROSS             GROSS         APPROXIMATE
                                                         UNREALIZED       UNREALIZED          MARKET
                                          COST             GAINS            LOSSES            VALUE
                                    -----------------------------------------------------------------------
DECEMBER 31, 1994
MGI Pharmaceuticals Inc. common
   stock                                 $36,886       $     -              $11,886          $25,000


The Company had no investments in available-for-sale securities at December 31, 1995.

Purchases of available-for-sale securities amounted to $34,402 and $227,259 in 1995 and 1994, respectively. The proceeds from sales of available-for-sale securities were $55,133 and $460,553 in 1995 and 1994, respectively. Gross realized gains and losses on sales of available-for-sale securities were $4,247 and $20,402, respectively, in 1995. Gross realized losses on sales of available-for-sale securities were $29,091 in 1994. Gross realized gains and losses are included in investment and dividend income in the accompanying statements of operations. There were no purchases or sales of available-for-sale securities in 1993.

                                 Security APL

4.  EQUIPMENT

The components of equipment are as follows at December 31:

                                                              1995             1994
                                                          ----------------------------
Computer equipment and software                           $7,524,646        $6,617,714
Furniture and equipment                                      563,875           441,428
                                                          ----------------------------
                                                           8,088,521         7,059,142
Less:  Accumulated depreciation                            4,877,131         3,539,403
                                                          ============================
Equipment, net                                            $3,211,390        $3,519,739
                                                          ============================

5.  OPERATING LEASES

The Company leases certain office space under noncancelable operating leases expiring through 2005 with options for renewal. Total expense under all operating lease agreements for 1995, 1994, and 1993 was $704,402, $485,955, and $542,420, respectively. Minimum future rental payments under these leases are as follows:

YEAR                                                                DECEMBER 31, 1995
----                                                                -----------------
1996                                                                       $  642,134
1997                                                                          585,082
1998                                                                          596,984
1999                                                                          609,996
2000                                                                          627,778
Thereafter                                                                  2,520,924
                                                                    =================
                                                                           $5,582,898
                                                                    =================




6.  EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

The Company has an employee tax-deferred savings 401(k) plan (the Plan) covering substantially all of its employees. Under the plan, an eligible participant must be an employee of the Company, have at least one year of entry service, and be 21 years of age or older. Employees may choose to contribute up to 15% of their salary or the maximum dollar limit, as established by the IRS. The Company, at its own discretion, may provide

                                 Security APL

6.  EMPLOYEE BENEFIT PLANS (CONTINUED)

a matching contribution to each participant. A matching contribution of 100% of the first 1% contribution and 25% of the next 2%-6% contribution was made for the years ended December 31, 1995, 1994, and 1993. No matching contribution was made for contributions greater than 6%. Total expense under the Plan amounted to $78,606, $64,142, and $50,803 in 1995, 1994, and 1993, respectively.

7.  RELATED PARTY TRANSACTIONS

The Company purchased equipment and services from a retail merchandise services firm, which is owned by the principal stockholders of the Company, in the amount of $200,045, $68,055, and $114,760 during 1995, 1994, and 1993, respectively.
The Company also paid consulting fees of $89,000, $145,000, and $45,000, during 1995, 1994, and 1993, respectively, to an investment firm, which is owned by the principal stockholders of the Company.

The receivable due from a related party reflected on the accompanying balance sheets is due from an affiliated trust in connection with a life insurance policy maintained on a principal stockholder.

8.  SUBSEQUENT EVENT

In April 1996, the Company entered into an agreement in principle to merge with CheckFree Corporation. Under the terms of the merger agreement, the Company stockholders would receive stock of CheckFree Corporation valued at approximately $50 million. The transaction, which is expected to be accounted for as a pooling of interests, is subject to certain contingencies, including regulatory approval and the approval of both companies' stockholders. CheckFree Corporation is a leading provider of services and related products to consumers, businesses, and financial institutions in the electronic commerce market.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  It is impracticable for Checkfree to provide the required pro forma financial information at the time of filing of this report. Checkfree undertakes to file such pro forma financial information as an amendment to this Form 8-K as soon as practicable after the date hereof, but in no event later than sixty (60) days from the date by which this report on Form 8-K is required to be filed.

         (c)      EXHIBITS.

             Exhibit No.                          Description
                2(a)           Agreement and Plan of Merger, dated as of March
                               21, 1996, among Checkfree Corporation, ISC
                               Acquisition Corporation, and Security APL, Inc.
                               (Reference is made to Exhibit 2 to the Current
                               Report on Form 8-K, dated March 21, 1996, filed
                               with the Securities and Exchange Commission on
                               March 29, 1996, and incorporated herein by
                               reference.)

                2(b) Amendment to Agreement and Plan of merger, dated as of April 30, 1996, among Checkfree
                               Corporation, ISC Acquisition Corporation, and
                               Security APL, Inc. (Reference is made to Exhibit
                               2(c) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference.)

                 23            Consent of Ernst & Young, LLP.

                 99 Press release of Checkfree Corporation issued on May 9, 1996, regarding the consummation of the Acquisition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHECKFREE CORPORATION

Date:  May 16, 1996               By: /s/ Mark A. Johnson
                                      -----------------------------------------
                                      Mark A. Johnson, Executive Vice President

                                  EXHIBIT INDEX

             Exhibit No.                             Description                                   Page
                2(a)           Agreement and Plan of Merger, dated as of March 21,
                               1996, among Checkfree Corporation, ISC Acquisition
                               Corporation, and Security APL, Inc.  (Reference is
                               made to Exhibit 2 to the Current Report on Form 8-K,
                               dated March 21, 1996, filed with the Securities and
                               Exchange Commission on March 29, 1996, and
                               incorporated herein by reference.)


                2(b) Amendment to Agreement and Plan of merger, dated as of April 30, 1996, among Checkfree
                               Corporation, ISC Acquisition Corporation, and
                               Security APL, Inc. (Reference is made to Exhibit
                               2(c) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference.)

                 23*           Consent of Ernst & Young, LLP.

                 99*           Press release of Checkfree Corporation issued on May 9, 1996, regarding the consummation of the Acquisition.

* Filed with this report.